Exhibit 32.3

CERTIFICATION PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Aspen Diversified Fund LLC (the “Fund”) on Form 10-Q for the quarterly period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam Langley, Chief Compliance Officer of Aspen Partners, Ltd., Managing Member of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:  November 14, 2012

  /s/ Adam Langley
Adam Langley, Chief Compliance Officer
Aspen Partners, Ltd.
Managing Member of Aspen Diversified Fund LLC